Exhibit 1.1

REXFORD INDUSTRIAL REALTY, INC.

(a Maryland corporation)

11,500,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: November 10, 2022

REXFORD INDUSTRIAL REALTY, INC.

(a Maryland corporation)

11,500,000 Shares of Common Stock

UNDERWRITING AGREEMENT

November 10, 2022

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

As Forward Sellers and Underwriters

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Bank of America, N.A.

One Bryant Park

New York, New York 10036

JPMorgan Chase Bank, National Association

New York Branch

383 Madison Avenue

New York, New York 10179

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC, as agent

1271 Avenue of the Americas

New York, NY 10020

As Forward Purchasers

Ladies and Gentlemen:

Rexford Industrial Realty, Inc., a Maryland corporation (the “Company”), Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Operating Partnership”), and Goldman Sachs & Co LLC (“Goldman”), BofA Securities, Inc. (“BofA”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Mizuho Securities USA LLC (“Mizuho”) (the “Forward Sellers”) confirm their respective agreement with Goldman, BofA, J.P. Morgan and Mizuho (the “Underwriters”) with respect to (i) the sale to and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 11,500,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), and (ii) the grant to the Underwriters, acting severally and not jointly, of the option described in Section 3 hereof to purchase all or any part of 1,725,000 additional shares of Common Stock (the “Additional Shares”).

The Firm Shares sold by the Forward Sellers are herein referred to as the “Borrowed Firm Shares.” The Additional Shares sold by the Forward Sellers are herein referred to as the “Borrowed Additional Shares.” The Borrowed Firm Shares and the Borrowed Additional Shares are herein referred to as the “Borrowed Shares.” The Borrowed Firm Shares and the Company Top-Up Firm Shares (as defined below) are herein referred collectively as the “Firm Shares” The Company Top-Up Firm Shares and any Company Top-Up Additional Shares (as defined below) are herein referred to as the “Company Shares.” The Borrowed Shares and the Company Shares are herein referred to as the “Securities.” The Securities are described in the Prospectus (as defined below). The shares of Common Stock issued, sold and/or delivered by the Company to a Forward Purchaser in settlement of all or any portion of the Company’s obligations under a Forward Sale Agreement are herein referred to as the “Confirmation Shares.”

References herein to the “Initial Forward Sale Agreements” are to the letter agreements, dated the date hereof, between the Company and each of Goldman, Bank of America, N.A., JPMorgan Bank, National Association and Mizuho Markets Americas LLC (the “Forward Purchasers”), relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Initial Forward Sale Agreements), of a number of shares of Common Stock equal to the number of Borrowed Firm Shares sold by the respective Forward Sellers to the Underwriters pursuant to this Agreement. References herein to the “Forward Sale Agreements” are to the Initial Forward Sale Agreements and/or the Additional Forward Sale Agreements (as defined below) as the context requires.

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The Company understands that the Underwriters propose to make a public offering of the Securities on the terms set forth herein as soon as the Underwriters deem advisable after this Agreement (the “Agreement”) has been executed and delivered, it being understood that the Company, the Forward Purchasers, the Forward Sellers and the Underwriters will determine the public offering price per share for the Securities on the first business day after the date the Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-249932) covering the public offering and sale of certain securities, including the Securities under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective upon filing under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement, as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B.

Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 6:30 p.m., New York City time, on November 10, 2022 or such other time as agreed by the Company, the Forward Sellers and the Underwriters.

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“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 or Schedule B-2 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference into the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference into the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership represents and warrants to each Underwriter, each Forward Seller and each Forward Purchaser as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Time of Delivery (as defined below), and agrees with each Underwriter, each Forward Seller and each Forward Purchaser, as follows:

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(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) that has been filed with the Commission not earlier than three years prior to the date hereof and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings under Section 8A of the 1933 Act for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters and the Forward Sellers pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriters and the Forward Sellers for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Time of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Time of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter or Forward Seller expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information contained in the twenty fifth paragraph (regarding short sales and stabilizing transactions), under the heading “Underwriting” contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified, or included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter or Forward Seller specifically for use therein. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

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(vi) Independent Accountants. Ernst & Young LLP, who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board.

(vii) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company and the respective entities to which such financial statements relate (the “Covered Entities”) at the dates indicated and the consolidated statements of operations, stockholders’ equity (deficit) and cash flows of the Covered Entities for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in Inline eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, fairly present the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise (including all of the properties owned by the Company, the Operating Partnership or their respective subsidiaries and described in the Prospectus (the “Properties”)), whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to such entities considered as one enterprise or incurred any liability or obligation, direct or contingent, that is material to such entities considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock, the 5.875% Series B Cumulative Redeemable Preferred Stock and the 5.625% Series C Cumulative Redeemable Preferred Stock in amounts per share that are consistent with past practice and corresponding distributions on the corresponding limited partnership interests of the Operating Partnership or distributions on the Operating Partnership’s 4.43937% Cumulative Redeemable Convertible Preferred Units (the “Series 1 CPOP Units”), the Operating Partnership’s 4.00% Cumulative Redeemable Convertible Preferred Units (the “Series 2 CPOP Units”) and the Operating Partnership’s 3.00% Cumulative Redeemable Convertible Preferred Units (the “Series 3 CPOP Units”), there has been no dividend or other distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of the capital stock or other equity interest of such entity.

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(ix) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Forward Sale Agreements, and, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(x) Good Standing of the Operating Partnership; Partnership Agreement. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Maryland and has partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. The aggregate percentage interests of the Company and the limited partners in the Operating Partnership as of September 30, 2022 is as set forth in the General Disclosure Package and the Prospectus. The Eighth Amended and Restated Partnership Agreement of the Operating Partnership has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.

(xi) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 under the 1934 Act Regulations) (each a “Subsidiary” and, collectively the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or other ownership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Except as listed on Schedule 1(a)(xii) hereto, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is or will be a Subsidiary other than the entities listed on Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

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(xii) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise, redemption, or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement, the General Disclosure Package and the Prospectus, including common units of partnership interests in the Operating Partnership (the “Common OP Units”)). The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The outstanding OP Units (as defined below) have been duly authorized for issuance by the Operating Partnership to the holders thereof and are validly issued. Except for the 5.875% Series B Cumulative Redeemable Preferred Units of the Operating Partnership, 5.625% Series C Cumulative Redeemable Preferred Units of the Operating Partnership and the Series 1 CPOP Units, the Series 2 CPOP Units and the Series 3 CPOP Units (collectively, the “Preferred OP Units” and together with the Common OP Units, the “OP Units”) or as described in the General Disclosure Package and the Prospectus, there are no other OP Units outstanding as of the date hereof other than those owned by the Company. Except as set forth in the General Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s or its subsidiaries’ capital stock, including OP Units or other ownership interests of the Operating Partnership.

(xiii) Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership. Each of the Initial Forward Sale Agreements has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms. Each of the Additional Forward Sale Agreements, if any, will be duly authorized, executed and delivered by the Company and will be a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

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(xiv) Authorization and Description of Securities. The Company Shares to be purchased by the Underwriters have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive, resale rights, rights of first refusal or other similar rights of any securityholder of the Company. 26,450,000 shares of Common Stock have been duly authorized and reserved for issuance under the Forward Sale Agreements. When issued and delivered by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements against payment of any consideration required to be paid by the Forward Purchasers, the Confirmation Shares will be validly issued and fully paid and non-assessable and will not be subject to the preemptive, resale rights, rights of first refusal or other similar rights of any securityholder of the Company. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Securities or Confirmation Shares will be subject to personal liability solely by reason of being such a holder. The certificates to be used to represent any certified shares of Common Stock will be in substantially the form filed as an exhibit to the Registration Statement and will, at the Closing Time and on each Time of Delivery (if any) be substantially in such form.

(xv) The issuance, sale and delivery by the Company of Confirmation Shares in settlement of all or a portion of the Company’s obligations under the Forward Sale Agreements in accordance with the terms thereof and delivery by the Forward Purchaser of such shares, during and at any settlement of the Forward Sale Agreements, to close out open borrowings of Common Stock created in the course of hedging activities by the Forward Purchasers or any of their affiliates relating to such their exposure under the Forward Sale Agreements, do not and will not require registration under the 1933 Act.

(xvi) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xvii) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Forward Sale Agreements and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance, sale and delivery of the Securities and the Confirmation Shares and the use of the proceeds therefrom as described therein under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder and thereunder, as applicable, have been duly authorized by all necessary corporate or partnership action (as applicable) and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances as are described in or contemplated by the General Disclosure Package and the Prospectus or that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, bylaws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, in the case of violations of law, statute, rule, regulation, judgment, order, writ or decree, for such violations that would not result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

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(xviii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in any case, would result in a Material Adverse Effect. To the Company’s knowledge, no officer or other key person of the Company, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Operating Partnership as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xix) Employee Benefits. (i) The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates has any liability, whether actual or contingent, excluding any reportable event for which the notice requirements have been waived; (iii) the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA, including with respect to termination of, or withdrawal from, any “employee benefit plan”; and (iv) each “employee benefit plan” maintained or contributed to by the Company and each of its subsidiaries that is intended to be qualified under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”) is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, in the cases of (i), (ii), and (iii), as would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Company or such subsidiary is a member.

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(xx) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened against the Company or any subsidiary, which is required to be disclosed in the Registration Statement, or which would reasonably be expected to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement, the Forward Sales Agreements or the performance by the Company and its subsidiaries of their obligations hereunder and thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xxi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or any subsidiary of its obligations hereunder and the Forward Sales Agreements, as applicable, in connection with the offering, sale and delivery of the Securities and Confirmation Shares or its consummation of the transactions contemplated by this Agreement and the Forward Sale Agreements, as applicable, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange (“NYSE”), state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxiii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

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(xxiv) Title to Personal Property. Each of the Company and its subsidiaries has good and marketable title to, or have valid and marketable rights to lease or otherwise use, all items of personal property owned or leased (as applicable) by them, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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(xxv) Real Property. (i) Each of the Company and its subsidiaries has good and marketable fee simple title (or in the case of ground leases, a valid leasehold interest) to all real property owned or ground leased (as applicable) by them and the improvements (exclusive of improvements owned by tenants or by landlords, if applicable) located thereon, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) will not, singly or in the aggregate, materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (C) would not reasonably be expected individually or in the aggregate, to have a Material Adverse Effect; (ii) all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries hold Properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; (iii) except as otherwise set forth in or described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the mortgages and deeds of trust encumbering the Properties are not convertible into debt or equity securities of the entity owning such Property or of the Company or any of its subsidiaries, and such mortgages and deeds of trust, are not cross-defaulted or cross-collateralized to any property not owned, or owned, directly or indirectly, in whole or in part, by the Company or its subsidiaries; (iv) to the knowledge of the Company and its subsidiaries, none of the tenants under any lease of space at any of the Properties that, singly or in the aggregate, is material to the Company and its subsidiaries considered as one enterprise is the subject of bankruptcy, reorganization or similar proceedings; (v) none of the Company or any of its subsidiaries has received from any Governmental Entities any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Company or any of its subsidiaries knows of any such condemnation or zoning change which is threatened and, in each case, which if consummated would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (vi) each of the Properties complies with all applicable codes, ordinances, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for failures to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vii) neither the Company nor any subsidiary has received written notice of a proposed material special assessment or any proposed change in any property tax, zoning or land use law or availability of water affecting any Property that would materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company or any of its subsidiaries; (viii) there are no subleases with respect to any Property or portion thereof except such as (A) are described in the Registration Statement, General Disclosure Package and Prospectus or (B) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ix) the Company or one or more of its subsidiaries has obtained, on or prior to the date hereof, one or more title insurance policies on, whether directly or through assignment or endorsements, or a so-called “fairway-endorsement” on existing title policies covering, the fee interests (or leasehold interests as the case may be) from a nationally recognized title insurance company, or, if such title insurance policy has not yet been issued, a binding commitment by such title insurance company to issue such a policy, in any event covering each Property, with coverage in an amount at least equal to 80% to the cost of acquisition of such Property (including the principal amount of any indebtedness assumed in connection with such acquisition) by the Company or its subsidiary in which title to such property is vested, including the principal amount of any indebtedness assumed with respect to the Property, and such title insurance policies, fairway endorsements or binding commitments, as the case may be, are in full force and effect; (x) except as would not individually or in the aggregate materially affect the value of such property or interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries, (a) there are no encroachments upon any Property by improvements on an adjacent property, and (b) none of the improvements on any Property encroach on any adjacent property, streets or alleys; (xi) except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is party to any material Lease (as defined below) that is required to be disclosed in the Registration Statement or the Prospectus; (xii) except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries holds any Property under a ground lease, and true and complete copies of each ground lease described in the Registration Statement, the General Disclosure Package and the Prospectus have been provided to the Underwriters, the Forward Sellers and the Forward Purchasers or their respective counsel; (xiii) all real property owned or leased by the Company or a Subsidiary is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures; to the knowledge of the Company and the Operating Partnership, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property; except as described in the General Disclosure Package and the Prospectus, to the knowledge of the Company and the Operating Partnership, there is no pending or threatened special assessment, tax reduction proceeding or other action that, individually or in the aggregate, could reasonably be expected to increase or decrease the real property taxes or assessments of any of such property, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (xv) to the knowledge of the Company and the Operating Partnership, except as set forth in or described in the Registration Statement, the General Disclosure Package and the Prospectus, and, with respect to (A) through (G) below, except as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect: (A) no rentals or other amounts due under any lease have been paid more than one (1) month in advance; (B) no tenant has asserted in writing any defense or set-off against the payment of rent in connection with any lease nor has any tenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other amounts payable under its leases; (C) all tenants, licensees, franchisees or other parties under any lease, exhibit, schedule, amendment or other document related to the lease of space at the Properties (the “Leases”) are in possession of their respective premises; (D) none of the Leases has been assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered, except in connection with secured debt described in the Registration Statement, the General Disclosure Package and the Prospectus; (E) none of the Company or any of its subsidiaries has waived any material provision under any of the Leases; (F) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the Leases; and (G) no tenant under any of the Leases and no third party has a right of first refusal or other right to purchase the premises demised under such Lease.

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(xxvi) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) reasonably necessary to carry on the business now operated or proposed to be operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxvii) No Acquisitions or Dispositions. (i) There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by any of the Company or its subsidiaries of interests in assets or real property that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus that are not so described; and (ii) except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has sold any real property to a third party during the immediately preceding twelve (12) calendar months, except for such sales as would not reasonably be expected to have a Material Adverse Effect.

(xxviii) Mortgages; Deeds of Trust. The Company has provided to the Underwriters, the Forward Sellers and the Forward Purchasers true and complete copies of all credit agreements, mortgages, deeds of trust, guaranties, side letters, and other material documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company or any of its subsidiaries, and none of the Company and its subsidiaries that is party to any such document is in default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default by any of them under any such document.

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(xxix) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any binding federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law, including any binding judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, mold or any hazardous materials as defined by or regulated under any Environmental Laws, as defined below (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (C) there are no pending administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings, including any action, suit or proceeding by any private party, relating to any Environmental Law against the Company or any of its subsidiaries, and none are threatened in writing, and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv) lead based paints; (v) mold or other airborne contaminants; or (vi) dry-cleaning facilities in, on, under, or about any Property owned, directly or indirectly by the Company or its subsidiaries. The Company or a subsidiary of the Company has valid pollution and remediation legal liability insurance policies covering its Glendale Commerce Center, 15041 Calvert Street (Van Nuys), and 1661 240th Street (Los Angeles) properties, and except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (A) neither the Company nor any of its subsidiaries has made any material claims under such pollution and remediation legal liability insurance policies within the last five (5) years; and (B) neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing pollution and remediation legal liability insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost or similar insurers as may be necessary to continue its business.

In the ordinary course of their business, the Company and its subsidiaries periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company and its subsidiaries have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

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(xxx) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries (i) have taken all necessary actions to ensure that the Company and its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in Inline eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxi) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxii) Federal Tax Status. Commencing with its taxable year ended December 31, 2013, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and will continue to operate in a manner that will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2022 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and current and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects. Each of the Company’s direct or indirect corporate subsidiaries will qualify as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code. The Operating Partnership will be treated as a partnership and not as an association taxable as a corporation for U.S. federal income tax purposes.

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(xxxiii) Payment of Taxes. The Company and its subsidiaries (A) have paid all federal, and all material state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all federal and all other material tax returns required to be filed through the date hereof, and all such tax returns are correct and complete in all material respects, and (C) have established adequate reserves for all taxes that have accrued but are not yet due and payable. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No tax deficiency has been asserted in writing against the Company, or any of its current or former subsidiaries, nor does any such entity know of any tax deficiency that is likely to be asserted and, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect.

(xxxiv) Transfer Taxes. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement and the Forward Sale Agreements or the issuance, sale and delivery of the Securities and the Confirmation Shares.

(xxxv) Insurance. Each of the Company and its subsidiaries carry or are entitled to the benefits of insurance with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business and in such amounts as is commercially reasonable for the value of the assets owned, in the aggregate, by the Company and its subsidiaries, and all such insurance is in full force and effect. Neither the Company nor the Operating Partnership has any reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxvi) Investment Company Act. Neither the Company nor the Operating Partnership is required, or upon the issuance, sale and delivery of the Securities and the Confirmation Shares as contemplated in this Agreement and the Forward Sale Agreements and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxvii) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

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(xxxviii) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the U.K. Bribery Act 2010 (the “Bribery Act”), and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxix) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xl) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, the so-called Donetsk People’s Republic, Iran, the so-called Luhansk People’s Republic, North Korea and Syria); and the Company will not directly or indirectly use the proceeds of the issuance, sale and delivery of the Securities and the Confirmation Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xli) Distribution of Offering Material. The Company and its subsidiaries have not distributed, and prior to the later of the Closing Time and the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities other than any preliminary prospectus, the Prospectus, any issuer free writing prospectus, or any other materials, if any, permitted by the 1933 Act.

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(xlii) Restrictions on Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company or the Operating Partnership or from making any other distribution on such subsidiary’s equity interests, except (A) pursuant to the agreements set forth in Schedule D and (B) as described in the Registration Statement, the General Disclosure Package and the Prospectus and as prohibited by applicable law.

(xliii) No Equity Awards. Except for grants pursuant to equity incentive plans disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not granted to any person or entity, a compensatory stock option or other compensatory equity-based award to purchase or receive common stock of the Company or OP Units of the Operating Partnership pursuant to an equity-based compensation plan or otherwise.

(xliv) No Finder’s Fee. Except for the Underwriters’ discounts and commissions payable by the Company to the Underwriters in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(xlv) Absence of Certain Relationships. No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described. The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(xlvi) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter, any Forward Seller or any Forward Purchaser and (ii) does not intend to use any of the proceeds from the issuance, sale and delivery of the Securities and the Confirmation Shares to repay any outstanding debt owed to any affiliate of any Underwriter, any Forward Seller or any Forward Purchaser.

(xlvii) No FINRA Affiliations. There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders.

(xlviii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

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(xlix) Cybersecurity and Data Protection. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably believed by the Company to be adequate in all material respects for, and operate and perform as required in connection with, the operation of the business of the Company and its Subsidiaries as currently conducted and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with the business of the Company and its Subsidiaries as currently conducted, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except for such failures as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except for such failures as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or the Operating Partnership delivered to the Underwriters, the Forward Sellers, the Forward Purchasers or to their respective counsel shall be deemed a representation and warranty by the Company and the Operating Partnership to each Underwriter, each Forward Seller and each Forward Purchaser as to the matters covered thereby.

(c) Representations and Warranties by the Forward Sellers. Each of the Forward Sellers represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time and any Time of Delivery, and agrees with each Underwriter, as follows:

(i) This Agreement has been duly authorized, executed and delivered by such Forward Seller.

(ii) The Initial Forward Sale Agreement between the Company and the related Forward Purchaser has been duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

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(iii) Each Additional Forward Sale Agreement, if any, between the Company and the related Forward Purchaser will be duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery by the Company, will constitute a legal, valid and binding obligation of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(iv) Such Forward Seller shall, at the Closing Time or Time of Delivery, as applicable, have the free and unqualified right to transfer any Borrowed Shares, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming that each of the Underwriters has no notice of any adverse claim, each of the Underwriters shall have the free and unqualified right to transfer the Borrowed Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

SECTION 2. Delivery of the Shares and Payment Therefor.

(a) Firm Shares. The Firm Shares to be purchased by the Underwriters hereunder and in such authorized denominations and registered in such names as the Underwriters may request upon at least 48 hours’ prior notice to the Forward Sellers or the Company, as the case may be, shall be delivered by or on behalf of the Forward Sellers or the Company, as the case may be, to the Underwriters, including, at the option of the Underwriters, through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified to the Underwriters by the Forward Sellers (with respect to the Borrowed Firm Shares) or by the Company (with respect to any Company Top-Up Firm Shares), in either case, upon at least 48 hours’ prior notice, or as otherwise agreed to. The time, date and place of such delivery and payment shall be 10:00 a.m., New York City time, on the second (third, if the determination of the purchase price of the Firm Shares occurs after 4:00 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Underwriters, the Forward Sellers or the Company, as applicable) at the office of Hunton Andrews Kurth LLP, counsel for the Underwriters, 200 Park Avenue, New York, New York 10166. The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”

(b) Additional Shares. Any Additional Shares to be purchased by the Underwriters hereunder and in such authorized denominations and registered in such names as the Underwriters may request upon at least 48 hours’ prior notice to the Forward Sellers or the Company shall be delivered by or on behalf of the Forward Sellers or the Company, as the case may be, to the Underwriters, including, at the option of the Underwriters, through the facilities of DTC for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified to the Underwriters by the Company (with respect to any Company Top-Up Additional Shares) or the Forward Sellers (with respect to the Borrowed Additional Shares), as the case may be, upon at least 48 hours’ prior notice, or as otherwise agreed to. The time, date and place of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Underwriters in the notice given by the Underwriters to the Company or the Forward Sellers, as the case may be, of the Underwriters’ election to purchase such Additional Shares or on such other time and date as the Company and the Underwriters may agree upon in writing at the office of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166. The time and date at which any such delivery and payment are actually made is hereinafter called the “Time of Delivery.”

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SECTION 3. Agreement to Sell and Purchase.

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Forward Sellers (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares), severally and not jointly, agrees to sell to the Underwriters, and each Underwriter, severally and not jointly, agrees to purchase from the Forward Sellers (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares), at a purchase price of $55.74 (the “Purchase Price”) per Firm Share, the number of Shares set forth in Schedule A opposite the name of such Underwriter. The obligations of the Forward Sellers to sell the Borrowed Firm Shares under this Agreement are several and not joint. Each Forward Seller’s obligations extend solely to the respective number of Borrowed Firm Shares set forth opposite the name of such Forward Seller in Schedule A under the heading “Number of Borrowed Firm Shares To Be Sold” at the Purchase Price.

In addition, each of the Forward Sellers (with respect to the Borrowed Additional Shares) and the Company (with respect to any Company Top-Up Additional Shares), severally and not jointly, grants the Underwriters, acting severally and not jointly, the right to purchase ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares at a purchase price per Additional Share equal to the Purchase Price less an amount per Additional Share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares (the “Additional Shares Purchase Price”). Said option may be exercised by the Underwriters at any time on or before the 30th day following the date hereof, by written, electronic or telegraphic notice by the Underwriters to the Company and the Forward Sellers. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered; provided, however, that the Time of Delivery shall not be (i) earlier than the Closing Time or (ii) unless otherwise agreed to by the Company, the Forward Sellers and the Underwriters, earlier than the second or later than the tenth Business Day after the date on which the option shall have been exercised. As used herein “Business Day” shall mean a day on which the NYSE is open for trading or commercial banks in the City of New York are open for business.

Following delivery of an exercise notice:

(a) The Company agrees that it will use its commercially reasonable best efforts to, within one Business Day after such notice is given, execute and deliver to the Forward Purchasers additional letter agreements between the Company and each of the Forward Purchasers (the “Additional Forward Sale Agreements”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Additional Forward Sale Agreements), of a number of shares of Common Stock equal to the aggregate number of Additional Shares being purchased by the Underwriters from the Forward Sellers pursuant to the exercise of such option, on terms substantially similar to the Initial Forward Sale Agreements, mutatis mutandis, as agreed by the parties. Upon the Company’s execution and delivery to the Forward Purchasers of such Additional Forward Sale Agreements, each Forward Seller (or, in the case of any Company Top-Up Additional Shares, the Company), severally and not jointly, hereby agrees to sell to the several Underwriters such number of Additional Shares at the Additional Shares Purchase Price. The obligations of the Forward Sellers to sell the Borrowed Additional Shares under this Agreement are several and not joint. Each Forward Seller’s obligations extend solely to the number of Borrowed Additional Shares it has agreed to sell, which shall be not more than the number set forth opposite the name of such Forward Seller in Schedule A under the heading “Maximum Number of Borrowed Additional Shares To Be Sold,” at the Additional Shares Purchase Price.

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(b) If the Additional Forward Sale Agreements are not executed and delivered pursuant to clause (a) above, then, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters the aggregate number of Additional Shares with respect to which the option is being exercised at the Additional Shares Purchase Price.

If (i) any of the representations and warranties of the Company contained herein or any certificate delivered by the Company pursuant hereto are not true and correct as of the Closing Time or any Time of Delivery, as the case may be, as if made as of the Closing Time or such Time of Delivery, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement or the Forward Sales Agreements on or prior to the Closing Time or such Time of Delivery, (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to the Closing Time or such Time of Delivery, (iv) this Agreement shall have been terminated pursuant to Section 10 hereof on or prior to the Closing Time or such Time of Delivery or the Closing Time or such Time of Delivery shall not have occurred, (v) any of the conditions set forth in Paragraph 7(a) of the Forward Sale Agreements shall not have been satisfied on or prior to the Closing Time or such Time of Delivery or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreements are not true and correct as of the Closing Time or such Time of Delivery as if made as of the Closing Time or such Time of Delivery (clauses (i) through (vi), together, the “Conditions”), then each Forward Seller, in its sole discretion, may elect not to (or in the case of clause (iv), will not) borrow and deliver for sale to the Underwriters the Borrowed Shares otherwise deliverable on such date. In addition, in the event a Forward Seller determines that (A) it or its affiliate is unable through commercially reasonable efforts to borrow and deliver for sale a number of Borrowed Shares equal to the number of Borrowed Shares that it has agreed to sell and deliver in connection with establishing a commercially reasonable hedge position or (B) in its commercially reasonable judgment either it is impracticable to do so or it or its affiliate would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters at the Closing Time or any Time of Delivery, as the case may be, the aggregate number of shares of Common Stock that such Forward Seller or its affiliates is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost.

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If a Forward Seller elects not to, or is otherwise not required to, borrow and deliver any Borrowed Shares for sale to the Underwriters pursuant to the preceding paragraph at the Closing Time or any Time of Delivery, as the case may be, then the total number of Borrowed Shares to be sold by it hereunder, such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 9:00 a.m., New York City time, on the Closing Time or such Time of Delivery. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver any Company Shares prior to the Business Day following notice to the Company of the relevant number of Securities so deliverable in accordance with this paragraph.

SECTION 4. Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, covenant with each Underwriter, each Forward Seller and each Forward Purchaser as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 4(b), will comply with the requirements of Rule 430B, and will notify the Underwriters, the Forward Sellers and the Forward Purchasers immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations.

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(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will (A) promptly give the Underwriters, the Forward Sellers and the Forward Purchasers notice of such event, (B) furnish the Underwriters, the Forward Sellers and the Forward Purchasers with copies of any such documents prior to such proposed filing or use, as the case may be, (C) promptly prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters, the Forward Sellers and the Forward Purchasers with copies of any such amendment or supplement and (D) promptly file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriters or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters, the Forward Sellers and the Forward Purchasers such number of copies of such amendment or supplement as the Underwriters, the Forward Sellers and the Forward Purchasers may request. The Company has given the Underwriters, the Forward Sellers and the Forward Purchasers notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 24 hours prior to the Applicable Time; the Company will give the Underwriters, the Forward Sellers and the Forward Purchasers notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriters, the Forward Sellers and the Forward Purchasers with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters, the Forward Sellers and the Forward Purchasers and their respective counsel, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith), and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, the Forward Sellers and the Forward Purchasers, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters, the Forward Sellers and the Forward Purchasers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, each Forward Seller and each Forward Purchaser, without charge, as many copies of each preliminary prospectus as such Underwriter, such Forward Seller or such Forward Purchaser reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, each Forward Seller and each Forward Purchaser, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter, such Forward Seller or such Forward Purchaser may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters, the Forward Sellers and the Forward Purchasers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, the Forward Sellers and the Forward Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters, the Forward Sellers and the Forward Purchasers may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters, the Forward Sellers and the Forward Purchasers the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the issuance, sale and delivery of the Securities and the Confirmation Shares in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Securities and the Confirmation Shares on the NYSE.

(i) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriters (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing (except for a registration statement on Form S-8 relating to the Company’s equity incentive plan) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) Common Stock, options to purchase Common Stock, restricted stock, restricted stock units or long-term incentive units in the Operating Partnership (“LTIP Units”) issued or granted to employees, consultants or directors, in each case pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) issuances of shares of Common Stock or Operating Partnership units, as applicable, pursuant to (x) the exercise, vesting, settlement, conversion or redemption, as applicable, of such options, restricted stock units and LTIP Units and (y) the redemption of units outstanding on the date of the Prospectus, including Common OP Units issued upon conversion of LTIP Units outstanding on the date of the Prospectus, (E) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (F) shares of Common Stock transferred in order to comply with the ownership limitations set forth in the Company’s charter, (G) the issuance of or any direct or indirect offers, negotiations or discussions of transactions contemplating the issuance of (x) Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, including Common OP Units or other Operating Partnership Units in connection with the acquisition of real property or assets, real property companies, or a joint venture or merger with another company, and (y) Common Stock upon conversion or exchange of any securities issued pursuant to (G)(x) above, (H) the filing of shelf registration statements (including any amendments or supplements thereto) in connection with existing contractual commitments, (I) the entrance into the Forward Sale Agreements and issuing, selling and/or delivering the Confirmation Shares or the OP Units related thereto or (J) the issuance, sale and/or delivery of shares of Common Stock pursuant to (i) the letter agreement, dated August 5, 2022, by and between the Company and Wells Fargo Bank, N.A., (ii) the letter agreement, dated August 22, 2022, by and between the Company and Truist Bank and (iii) the letter agreement, dated November 1, 2022, by and between the Company and Jefferies LLC, and the OP Units related thereto.

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(j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Underwriters, the Forward Sellers and the Forward Purchasers, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriters will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriters. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters, the Forward Sellers and the Forward Purchasers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that any statements in or omissions from any such Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information shall be at the expense of the Underwriters.

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(l) Absence of Manipulation. Except as contemplated herein or in the General Disclosure Package and the Prospectus, each of the Company and the Operating Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(m) Qualification and Taxation as a REIT. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2022, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code for all subsequent taxable years and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company to be so qualified.

(n) Sarbanes-Oxley. The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

SECTION 5. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and the Forward Sale Agreements, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters, the Forward Sellers and the Forward Purchasers of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities and the Confirmation Shares to the Underwriters, the Forward Sellers and the Forward Purchasers, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities and the Confirmation Shares, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 4(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities and the Confirmation Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, the cost of travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of aircraft and other transportation chartered in connection with the road show (except that the Underwriters shall pay all lodging, commercial airfare and other expenses attributable to employees of the Underwriters and one-half of the cost of any aircraft or other transportation chartered in connection with the road show), (viii) the filing fees incident to, and the reasonable fees and disbursements of respective counsel to the Underwriters, the Forward Sellers and the Forward Purchasers in connection with, the review by FINRA of the terms of the sale of the Securities (in an amount not to exceed $10,000), (ix) the fees and expenses incurred in connection with the listing of the Securities and the Confirmation Shares on the NYSE and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities and the Confirmation Shares made by the Underwriters, the Forward Sellers and the Forward Purchasers caused by a breach of the representation contained in the third sentence of Section 1(a)(ii). Except as explicitly provided in this Section 5(a), Section 5(b), Section 7 and Section 8, the Underwriters, the Forward Sellers and the Forward Purchasers shall pay their own expenses.

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(b) Termination of Agreement. If this Agreement is terminated by the Underwriters, the Forward Sellers or the Forward Purchasers in accordance with the provisions of Section 6 or Section 10(a)(i) or (iii) hereof, the Company shall reimburse the Underwriters, the Forward Sellers and the Forward Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their respective counsel.

SECTION 6. Conditions of the Obligations of the Underwriters and the Forward Sellers. The obligations of the several Underwriters and the several Forward Sellers hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained herein as of the date hereof, as of the Closing Time, as of any Time of Delivery, as applicable, or in certificates of any officer of the Company or the Operating Partnership or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings under Section 8A of the 1933 Act for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.

(b) Opinion of Counsel for the Company and the Operating Partnership. At the Closing Time, the Underwriters, the Forward Sellers and the Forward Purchasers shall have received the favorable opinion and negative assurance letter, dated the Closing Time, of Latham & Watkins LLP, counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters, the Forward Sellers and the Forward Purchasers together with signed or reproduced copies of such opinion and letter for each of the other Underwriters, to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto.

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(c) Opinion of Tax Counsel for the Company and the Operating Partnership. At the Closing Time, the Underwriters, the Forward Sellers and the Forward Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Latham & Watkins LLP, tax counsel for the Company and the Operating Partnership, substantially similar to the form attached hereto as Exhibit B.

(d) Opinion of Maryland Counsel for the Company and the Operating Partnership. At the Closing Time, the Underwriters, the Forward Sellers and the Forward Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Venable LLP, Maryland counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters, the Forward Sellers and the Forward Purchasers, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto.

(e) Opinion of Counsel for the Underwriters. At the Closing Time, the Underwriters, the Forward Sellers and the Forward Purchasers shall have received the favorable opinion, dated the Closing Time, of Hunton Andrews Kurth LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters, the Forward Sellers and the Forward Purchasers may reasonably request.

(f) Opinion of Counsel for the Forward Purchasers and the Forward Sellers. At the Closing Time, the Forward Sellers and the Forward Purchasers shall have received the favorable opinion, dated the Closing Time, of Sidley Austin LLP, counsel for the Forward Purchasers and the Forward Sellers, with respect to such matters as the Forward Sellers and the Forward Purchasers may reasonably request.

(g) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters, the Forward Sellers and the Forward Purchasers shall have received a certificate of each of the Co-Chief Executive Officers and the Chief Financial Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) each of the Company and the Operating Partnership have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(h) Certificate of Chief Financial Officer. The Underwriters, the Forward Sellers and the Forward Purchasers shall have received certificates of the Chief Financial Officer of the Company, dated as of the Applicable Time and as of the Closing Time, certifying to the matters set forth on Exhibit D hereto.

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(i) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters and the Forward Sellers shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) Bring-down Comfort Letter. At the Closing Time, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date not more than three Business Days prior to the Closing Time.

(k) Approval of Listing. At the Closing Time, the Securities and the Confirmation Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(l) No Objection. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(m) Lock-up Agreements. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit E hereto signed by the persons listed on Schedule C hereto.

(n) No Amendments or Supplements. No amendment or supplement to the Registration Statement, the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus shall be filed to which the Underwriters shall have reasonably objected in writing.

(o) Conditions to Purchase of Additional Shares. In the event that the Underwriters exercise their option provided in Section 3 hereof to purchase all or any portion of the Additional Shares, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company, the Operating Partnership and any of their subsidiaries hereunder shall be true and correct as of each Time of Delivery and, at the relevant Time of Delivery, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been issued and no proceedings under Section 8A of the 1933 Act for any of those purposes shall have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company shall have complied with each request (if any) from the Commission for additional information; and further, at the relevant Time of Delivery, the Underwriters, the Forward Sellers and the Forward Purchasers shall have received:

(i) Officers’ Certificates. A certificate, dated such Time of Delivery, of the Co-Chief Executive Officers of the Company and the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(g) hereof remains true and correct as of such Time of Delivery, and a certificate, dated such Time of Delivery, of the Chief Financial Officer of the Company certifying to the matters set forth on Exhibit D hereto and otherwise to the same effect as the certificate required by Section 6(h) hereof.

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(ii) Opinion of Counsel for the Company and the Operating Partnership. The favorable opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters, the Forward Sellers and the Forward Purchasers, dated such Time of Delivery, relating to the Additional Shares to be purchased on such Time of Delivery and otherwise to the same effect as the opinion and letter required by Section 6(b) hereof.

(iii) Opinion of Tax Counsel for the Company and the Operating Partnership. The favorable opinion of Latham & Watkins LLP, tax counsel for the Company and the Operating Partnership, dated such Time of Delivery, relating to the Additional Shares to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(iv) Opinion of Maryland Counsel for the Company and the Operating Partnership. The favorable opinion of Venable LLP, Maryland counsel for the Company and the Operating Partnership, in form and substance satisfactory reasonably to the Underwriters, the Forward Sellers and the Forward Purchasers, dated such Time of Delivery, relating to the Additional Shares to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 6(d) hereof.

(v) Opinion of Counsel for the Underwriters. The favorable opinion of Hunton Andrews Kurth LLP, counsel for the Underwriters, dated such Time of Delivery, relating to the Additional Shares to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 6(e) hereof.

(vi) Opinion of Counsel for the Forward Purchasers and the Forward Sellers. The favorable opinion of Sidley Austin LLP, counsel for the Forward Purchasers and the Forward Sellers, dated such Time of Delivery, relating to the Additional Shares to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 6(f) hereof.

(vii) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Underwriters and the Forward Sellers againstand dated such Time of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three Business Days prior to such Time of Delivery.

(p) Additional Documents. At the Closing Time and at each Time of Delivery (if any) the respective counsel for the Underwriters, the Forward Sellers and the Forward Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance, sale and delivery of the Securities and the Confirmation Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance, sale and delivery of the Securities and the Confirmation Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters, the Forward Sellers and the Forward Purchasers and their respective counsel.

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(q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Additional Shares on a Time of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Additional Shares, may be terminated by the Underwriters, the Forward Sellers and the Forward Purchasers by notice to the Company at any time at or prior to Closing Time or such Time of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8, 9, 13, 14, 15, 16, 17, 19 and 22 shall survive any such termination and remain in full force and effect.

SECTION 7. Indemnification.

(a) Indemnification of the Underwriters, the Forward Sellers and the Forward Purchasers. The Company and the Operating Partnership agree, jointly and severally, to indemnify and hold harmless each Underwriter, each Forward Seller, each Forward Purchaser and their affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), directors, officers, its selling agents and each person, if any, who controls any Underwriter, any Forward Seller or any Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any road show or investor presentation made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or in Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

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(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters, the Forward Sellers and the Forward Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Company, its Directors and its Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Forward Purchasers and the Forward Sellers, their respective directors, officers, employees, affiliates and agents and any person who controls the Forward Purchasers or the Forward Sellers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company, the Forward Sellers or the Forward Purchasers, as applicable. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution.

If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, the Forward Sellers and the Forward Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, the Forward Sellers and the Forward Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, the Forward Sellers and the Forward Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as (x) in the case of the Company and the Operating Partnership, the net proceeds from the offering of the Securities (including the proceeds to be received by the Company pursuant to the Forward Sale Agreements, assuming Physical Settlement (as defined in the Forward Sale Agreements) of the Forward Sale Agreement) (before deducting expenses) received by the Company and the Operating Partnership, (y) in the case of the Underwriters, the total compensation received by the Underwriters from the sale of Securities and (z) in the case of the Forward Seller and the Forward Purchaser, the Spread (as defined in the Forward Sale Agreements) retained by the Forward Purchasers under the Forward Sale Agreements, net of any costs associated therewith, as reasonably determined by the Forward Purchasers, as set forth in the Forward Sale Agreements.

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The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, the Forward Sellers and the Forward Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by the Underwriters, the Forward Sellers and the Forward Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter, a Forward Seller or a Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s, each Forward Seller’s or each Forward Purchaser’s Affiliates, directors, officers and selling agents shall have the same rights to contribution as such Underwriter, such Forward Seller or such Forward Purchaser, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership. The respective obligations of the Underwriters and the Forward Sellers to contribute pursuant to this Section 8 are several in proportion to the number of Securities (including without limitation any Additional Shares) each Underwriter has agreed to purchase (in the case of the Underwriters) and the number of Borrowed Shares each Forward Seller has agreed to sell (in the case of the Forward Sellers) and not joint.

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The provisions of this Section shall not affect any agreement among the Company and the Operating Partnership with respect to contribution.

SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter, any Forward Seller or any Forward Purchaser or their Affiliates or selling agents, any person controlling any Underwriter, any Forward Seller or any Forward Purchaser, its officers or directors, any person controlling the Company or the Operating Partnership and (ii) delivery of and payment for the Securities.

SECTION 10. Termination of Agreement.

(a) Termination. The Underwriters, the Forward Sellers and the Forward Purchasers may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Underwriters, the Forward Sellers or the Forward Purchasers, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE American or the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8, 9, 13, 14, 15, 16, 17, 19 and 22 shall survive such termination and remain in full force and effect.

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SECTION 11. Issuance and Sale by the Company.

(a) In the event that any Forward Seller elects not to, or is otherwise not required to, borrow and deliver any Borrowed Shares for sale to the Underwriters pursuant to Section 3 hereof at the Closing Time or the Time of Delivery, as applicable, then such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 9:00 a.m., New York City time, at the Closing Time or such Time of Delivery, as the case may be, and the Company shall issue and sell to the Underwriters, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Shares deliverable by such Forward Seller hereunder that such Forward Seller does not so deliver and sell to the Underwriters. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 11(a): (i) in lieu of any Borrowed Firm Shares are herein referred to collectively as the “Company Top-Up Firm Shares” and (ii) in lieu of any Borrowed Additional Shares are herein referred to collectively as the “Company Top-Up Additional Shares.” In connection with any such issuance and sale by the Company, the Company and the Underwriters shall have the right to postpone the Closing Time or the Time of Delivery, as applicable, for one Business Day in order to effect any required changes in any documents or arrangements.

(b) Neither any of the Forward Purchasers nor any of the Forward Sellers shall have any liability whatsoever for any Borrowed Shares that such Forward Seller does not deliver and sell to the Underwriters or any other party if such Forward Seller elects not to, or is otherwise not required to, borrow and deliver for sale to the Underwriters pursuant to Section 3 hereof.

SECTION 12. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Time of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Time of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Forward Sellers and the Company to sell, the Additional Shares to be purchased and sold on such Time of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Time of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Forward Sellers and Company to sell the relevant Additional Shares, as the case may be, either the (i) Underwriters or (ii) the Forward Sellers or the Company shall have the right to postpone Closing Time or the relevant Time of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 12.

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SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Goldman Sachs & Co. LLC, at 200 West Street, New York, NY 10282 , BofA Securities Inc., at One Bryant Park, New York, NY 10036, email: dg.ecm_execution_services@bofa.com, attention: Syndicate Department, with a copy to: email: dg.ecm_legal@bofa.com, attention: ECM Legal, J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, attention of Equity Syndicate Desk (facsimile: (212) 834-6081), and Mizuho Securities USA LLC at 1271 Avenue of the Americas, New York, NY 10020, attention: Equity Capital Markets Desk, with a copy to: Office of the General Counsel at legalnotices@mizuhogroup.com; notices to the Forward Sellers or Forward Purchasers shall be directed to Goldman Sachs & Co. LLC, at 200 West Street, New York, NY 10282, Bank of America, N.A. at One Bryant Park, New York, NY 10036, JPMorgan Chase Bank, National Association at EDG Marketing Support, email: edg_notices@jpmorgan.com and edg_ny_corporate_sales_support@jpmorgan.com, (fax no.: (866 866-4506), with a copy to Santosh Sreenivasan, Managing Director, email: santosh.sreenivasan@jpmorgan.com and Mizuho Markets Americas LLC at 1271 Avenue of the Americas, New York, NY 10020, attention: US Equity Derivatives Notices, email: Derivs-EQNoticesUS@mizuho.com; notices to the Company shall be directed to it at 11620 Wilshire Boulevard, Suite 1000, Los Angeles, California 90025, attention of Laura Clark.

SECTION 14. No Advisory or Fiduciary Relationship. The Company and its subsidiaries acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement are an arm’s-length commercial transaction among the Company and its subsidiaries, the Underwriters, the Forward Sellers, the Forward Purchasers and any affiliate or affiliates through which the Underwriters, the Forward Sellers or the Forward Purchasers may be acting, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter, each Forward Seller and each Forward Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, or their respective stockholders, equity interest holders, creditors, employees or any other party, (c) no Underwriter, Forward Seller or Forward Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or its subsidiaries with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter, such Forward Seller or such Forward Purchaser has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter, Forward Seller or Forward Purchaser has any obligation to the Company or any of its subsidiaries with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters, the Forward Sellers or the Forward Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and its subsidiaries, and (e) none of the Underwriters, the Forward Sellers or the Forward Purchasers or their respective counsel has provided any legal, accounting, regulatory or tax advice to the Company or its subsidiaries with respect to the offering of the Securities and the Company and its subsidiaries have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

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SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Forward Sellers, the Forward Purchasers, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Forward Sellers, the Forward Purchasers, the Company and the Operating Partnership and their respective successors and the controlling persons, Affiliates, selling agents and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Forward Sellers, the Forward Purchasers, the Company and the Operating Partnership and their respective successors, and said controlling persons, Affiliates, selling agents and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Partnership and each of the Underwriters and the Forward Sellers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended, the Underwriters, the Forward Sellers and the Forward Purchasers are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of their clients, as well as other information that will allow the Underwriters, the Forward Sellers and the Forward Purchasers to properly identify their clients.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

41

SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter, any Forward Seller or any Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, such Forward Seller or such Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter, any Forward Seller or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Underwriter, such Forward Seller or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter, such Forward Seller or such Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 22: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow.]

42

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the parties hereto in accordance with its terms.

Very truly yours,

REXFORD INDUSTRIAL REALTY, INC.

By:	/s/ Howard Schwimmer
Name: Howard Schwimmer
Title: Co-Chief Executive Officer

REXFORD INDUSTRIAL REALTY, L.P.

By:	Rexford Industrial Realty, Inc., its sole general partner

	By:	/s/ Howard Schwimmer
Name: Howard Schwimmer
Title: Co-Chief Executive Officer

[Signature page to Underwriting Agreement.]

CONFIRMED AND ACCEPTED, as of the date first above written:

Goldman Sachs & Co. LLC

By:	/s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

BofA Securities, Inc.

By:	/s/ Tim Olsen
Name: Tim Olsen
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Daniel Lee
Name: Daniel Lee
Title: Vice President

Mizuho Securities USA LLC

By:	/s/ Stephen F.X. Roney
Name: Stephen F.X. Roney
Title: Managing Director

In their respective capacities as Underwriters

[Signature page to Underwriting Agreement.]

Goldman Sachs & Co. LLC

By:	/s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

Bank of America, N.A.

By:	/s/ Rohan Handa
Name: Rohan Handa
Title: Managing Director

JPMorgan Chase Bank, National Association

By:	/s/ Santosh Sreenivasan
Name: Santosh Sreenivasan
Title: Managing Director

Mizuho Markets Americas LLC

By:	/s/ Adam Hopkins
Name: Adam Hopkins
Title: Authorized Signatory

In their respective capacities as Forward Purchasers, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature page to Underwriting Agreement.]

Goldman Sachs & Co. LLC

By:	/s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

BofA Securities, Inc.

By:	/s/ Tim Olsen
Name: Tim Olsen
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Daniel Lee
Name: Daniel Lee
Title: Vice President

Mizuho Securities USA LLC

By:	/s/ Stephen F.X. Roney
Name: Stephen F.X. Roney
Title: Managing Director

In their respective capacities as Forward Sellers

[Signature page to Underwriting Agreement.]

SCHEDULE A

Name of Underwriter	Number of Firm Shares To Be Purchased
Goldman Sachs & Co. LLC	2,875,000
BofA Securities, Inc.	2,875,000
J.P. Morgan Securities LLC	2,875,000
Mizuho Securities USA LLC	2,875,000

Total	11,500,000

Name of Forward Seller	Number of Borrowed Firm Shares To Be Sold	Maximum Number of Borrowed Additional Shares To Be Sold
Goldman Sachs & Co, LLC	2,875,000	431,250
BofA Securities, Inc.	2,875,000	431,250
J.P. Morgan Securities LLC	2,875,000	431,250
Mizuho Securities USA LLC	2,875,000	431,250

Total	11,500,000	1,725,000

Sch A-1

SCHEDULE B-1

Pricing Terms

1.	The Underwriters, severally and not jointly, have agreed to purchase 11,500,000 shares of Common Stock.

2.	The Underwriters, severally and not jointly, have been granted an option to purchase up to an additional 1,725,000 shares of Common Stock.

3.	The price per share for the Securities shall be $56.00.

Sch B-1-1

SCHEDULE B-2

Issuer General Use Free Writing Prospectuses

None

Sch B-2-1

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Howard Schwimmer

Michael S. Frankel

Laura Clark

David Lanzer

Richard Ziman

Robert L. Antin

Debra L. Morris

Tyler H. Rose

Diana J. Ingram

Angela L. Kleiman

Sch C-1

SCHEDULE D

1.

Note Purchase and Guarantee Agreement, dated July 16, 2015, by and among Rexford Industrial Realty, L.P., as the Issuer, Rexford Industrial Realty, Inc., as the Parent Guarantor, and each of the purchasers party thereto, as amended by that certain First Amendment to Note Purchase and Guarantee Agreement, dated June 30, 2016, and that certain Second Amendment to Note Purchase and Guarantee Agreement, dated as of June 16, 2017.

2.	Note Purchase and Guarantee Agreement, dated as of July 13, 2017, by and among Rexford Industrial Realty L.P., Rexford Industrial Realty, Inc. and the purchasers named therein.

3.	Note Purchase and Guarantee Agreement, dated as of July 16, 2019, by and among Rexford Industrial Realty L.P., Rexford Industrial Realty, Inc. and the purchasers named therein.

4.

Fourth Amended and Restated Credit Agreement, dated May 26, 2022, among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other lenders named therein.

5.	Indenture, dated as of November 16, 2020, among Rexford Industrial Realty, L.P., as issuer, Rexford Industrial Realty, Inc., as guarantor, and U.S. Bank, National Association, as trustee.

6.

First Supplemental Indenture, dated as of November 16, 2020, among Rexford Industrial Realty, L.P., as issuer, Rexford Industrial Realty, Inc., as guarantor, and U.S. Bank, National Association, as trustee, including the form of 2.125% Senior Notes due 2030 and guarantee of the notes.

7.

Second Supplemental Indenture, dated as of August 9, 2021, among Rexford Industrial Realty, L.P., as issuer, Rexford Industrial Realty, Inc., as guarantor, and U.S. Bank, National Association, as trustee, including the form of 2.150% Senior Notes due 2031 and guarantee of the notes.

Sch D-1

SCHEDULE 1(a)(xii)

None

Sch 1(a)(xii)

Exhibit A-1

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 6(b)

November [ • ], 2022

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

As Underwriters

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

As Forward Sellers

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Bank of America, N.A.

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

JPMorgan Chase Bank, National Association

New York Branch

383 Madison Avenue

New York, New York 10179

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

As Forward Purchasers

Re: Rexford Industrial Realty, Inc.

To the addressees set forth above:

We have acted as special counsel to Rexford Industrial Realty, Inc., a Maryland corporation (the “Company”), in connection with (i) the Underwriting Agreement, dated November 10, 2022 (the “Underwriting Agreement”), by and among the Company and Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Operating Partnership”), and each of Goldman Sachs & Co. LLC (“Goldman”), BofA Securities, Inc. (“BofA”), J.P. Morgan Securities LLC (“JPM”) and Mizuho Securities USA LLC (“Mizuho”), as underwriters (collectively, the “Underwriters”), and each of Goldman, BofA, JPM and Mizuho as sellers of the Borrowed Shares (as defined below) (the “Forward Sellers”), and each of Goldman, Bank of America, N.A., JPMorgan Chase Bank, National Association and Mizuho Markets Americas LLC, in their capacities as purchasers of the Confirmation Shares (as defined below) (collectively, the “Forward Purchasers”), relating to the sale by the Forward Sellers to the Underwriters of [ • ] shares (the “Borrowed Shares” and, together with any Company Shares (as defined in the Underwriting Agreement), the “Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”) pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 6, 2020 (Registration No. 333-249932) (as so filed and as amended, the “Registration Statement”), a base prospectus dated November 6, 2020 (the “Base Prospectus”), a preliminary prospectus supplement dated November 10, 2022 (the “Preliminary Prospectus Supplement,” and together with the Base Prospectus, the “Preliminary Prospectus”), the pricing terms attached as Schedule B-1 to the Underwriting Agreement (together with the Preliminary Prospectus Supplement, the “General Disclosure Package”), a prospectus supplement dated November 10, 2022 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”) and (ii) those certain letter agreements, each dated November 10, 2022 (collectively, the “Forward Sale Agreements”) by and between the Company and each of the Forward Purchasers, pursuant to which the Company has agreed to issue, sell and deliver, and the Forward Purchasers have severally agreed to purchase (subject to the Company’s right to elect cash settlement or net share settlement in accordance with the terms therein), up to [ • ] Confirmation Shares in the aggregate, subject to adjustment as set forth therein. The shares of Common Stock issuable by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements are referred to herein as the “Confirmation Shares.” The reports and proxy and registration statements filed by the Company with the Commission and incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus are herein called the “Incorporated Documents.” References herein to the Registration Statement, the Preliminary Prospectus or the Prospectus exclude the Incorporated Documents. This letter is being delivered to you pursuant to Section 6(b) of the Underwriting Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:

1.	the Underwriting Agreement, the Forward Sale Agreements, the Registration Statement, the Preliminary Prospectus, the Prospectus and the Incorporated Documents;

2.	the agreements listed on Schedule A (the “Specified Agreements”);

3.	the Eighth Amended and Restated Agreement of Limited Partnership of the Operating Partnership;

4.	the Articles of Incorporation and Bylaws of Rexford Industrial Realty and Management, Inc. (“RIRMI”), as amended as of the date hereof (the “RIRMI Governing Documents”).

Except as otherwise stated herein, as to factual matters, we have, with your consent, relied upon the foregoing and upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company and the Operating Partnership in the Underwriting Agreement and a certificate as to the value of investment securities and other assets of the Company and the Operating Partnership and other matters related to numbered paragraph 12 of this letter. We have not independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, including any endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. We have further assumed that there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or prior course of dealing among the parties that would, in either case, define, supplement, modify or qualify the terms of the Underwriting Agreement, the Registration Statement, the Prospectus or the Incorporated Documents or the rights of the parties thereunder.

Except as otherwise stated herein, we are opining as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of California and the internal laws of the State of New York, and we express no opinion with respect to the applicability to the opinions expressed herein, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

Except as otherwise stated herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to registered public offerings of common stock and related forward stock purchase transactions. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status of any parties to the Underwriting Agreement or the legal or regulatory status of any of their affiliates. Various matters concerning Maryland law are addressed in the opinion of Venable LLP, which has been separately provided to you. We express no opinion with respect to those matters and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such elements.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1.	With your consent, based solely on certificates from public officials, we confirm that the Company is qualified to do business and is in good standing in the State of California.

2.	With your consent, based solely on certificates from public officials, we confirm that the Operating Partnership is qualified to do business and is in good standing in the State of California.

3.

RIRMI is a corporation under the Corporations Code of the State of California with corporate power and authority to own, lease and operate its properties and to conduct its businesses as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that RIRMI is validly existing as a corporation under the Corporations Code of the State of California.

4.	With your consent, based solely on certificates from public officials, we confirm that RIRMI is in good standing in the State of California.

5.	The Underwriting Agreement has been duly executed and delivered by the Company and the Operating Partnership.

6.

Each of the Forward Sale Agreements has been duly executed and delivered by the Company, and assuming (i) the due authorization of the Forward Sale Agreements by the Company by all necessary corporate action required under the charter and bylaws of the Company and the Maryland General Corporation Law and (ii) the due authorization, execution and delivery by the applicable Forward Purchaser, each Forward Sale Agreement is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

7.

The execution and delivery of the Underwriting Agreement by the Company and the Operating Partnership and the Forward Sale Agreements by the Company and the issuance, sale and delivery of the Confirmation Shares by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements, assuming such Confirmation Shares were issued and sold to the Forward Purchasers on the date hereof in accordance with the terms of the Forward Sale Agreements, do not, on the date hereof:

i.	result in the breach of or a default under any of the Specified Agreements;

ii.	violate the provisions of the RIRMI Governing Documents;

iii.	violate any federal, California or New York statute, rule or regulation applicable to the Company, the Operating Partnership or RIRMI; or

iv.

require any consents, approvals, or authorizations to be obtained by the Company, the Operating Partnership or RIRMI from, or any registrations, declarations or filings to be made by the Company, the Operating Partnership or RIRMI with, any governmental authority under any federal, California or New York statute, rule or regulation applicable to the Company, the Operating Partnership or RIRMI on or prior to the date hereof that have not been obtained or made.

8.

The Registration Statement has become effective under the Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at https://www.sec.gov/litigation/stoporders.shtml on November [ • ], 2022, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) under the Act.

9.

The Registration Statement, as of the latest time that it became effective on November 10, 2022, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

10.

Each of the Incorporated Documents, as of its respective filing date, appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for reports on Forms 10-K, 10-Q and 8-K and the applicable schedule requirements for proxy statements under Regulation 14A, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules or other financial data included in, incorporated by reference in, or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Incorporated Documents are correct and complete.

11.

With your consent, based solely on written advice from the New York Stock Exchange (“NYSE”), the Confirmation Shares have been approved for listing, subject to official notice of issuance, on the NYSE.

12.

Each of the Company and the Operating Partnership is not, and immediately after giving effect to the sale of the Confirmation Shares in accordance with the Underwriting Agreement and the Forward Sale Agreements, assuming such Confirmation Shares were sold to the Forward Purchasers on the date hereof in accordance with the terms of the Forward Sale Agreements, and the application of the proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Our opinions are subject to: (i) the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and (ii) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which a proceeding is brought. We express no opinion or confirmation as to federal or state securities laws (except as expressly set forth in paragraphs 8, 9, 10 and 12 as to federal securities laws), tax laws (except as set forth in our letter to you of even date with respect to certain tax matters), antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, margin regulations, the Bank Holding Company Act and other laws and regulations applicable to banks (including the stay-and-transfer powers of the Federal Deposit Insurance Corporation) and any provisions recognizing, or limiting rights in connection with, such laws and regulations in connection with certain receivership, insolvency, liquidation, resolution or similar proceedings, laws and regulations relating to commodities trading, futures and swaps; Financial Industry Regulatory Authority, Inc. rules; National Futures Association rules; or the rules of any stock exchange, clearing organization, designated contract market or other regulated entity for trading, processing, clearing or reporting transactions in securities, commodities, futures or swaps, export control, anti-money laundering, and anti-terrorism laws, and laws governing foreign investments in the United States (without limiting other laws or rules excluded by customary practice).

In addition to expressing no opinion with respect to any of the laws or rights listed in the immediately preceding paragraph, with regard to our opinion expressed in numbered paragraph 6, we express no opinion with respect to the enforceability of the Forward Sale Agreements, except with respect to:

A.	The Company’s obligations under Sections 2 and 7(g) of such Forward Sale Agreement to deliver certain numbers of Confirmation Shares and/or pay certain amounts of cash to the Forward Purchasers;

B.

The Company’s obligations under Sections 2 and 7 of such Forward Sale Agreement to deliver or, when applicable, to cause another party to deliver, notice in specified formats, at specified times and containing specified information;

C.	The Company’s representations, warranties and agreements under Sections 7(e) and 7(p) of such Forward Sale Agreement;

D.	The Company’s obligations under Sections 2 and 7(g) of such Forward Sale Agreement to use certain specified delivery methods; and

E.	The Company’s obligations under Section 7(h) of such Forward Sale Agreement to take certain actions if the conditions set forth in the first paragraph of such Section 7(h) are satisfied.

Insofar as our opinions require interpretation of the Specified Agreements, with your consent, (i) we have assumed that all courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) we express no opinion with respect to a breach or default under any Specified Agreement that would occur only upon the happening of a contingency, and (iii) we express no opinion with respect to any matters which require the performance of a mathematical calculation or the making of a financial or accounting determination.

This letter is furnished only to you in your respective capacities as (i) Underwriters under the Underwriting Agreement, (ii) Forward Sellers under the Underwriting Agreement and (iii) Forward Purchasers under the Underwriting Agreement and Forward Sale Agreements, as applicable, and is solely for the benefit of you in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by any of you or them for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Shares or Confirmation Shares or any interest therein from any Underwriter, Forward Seller or Forward Purchaser) without our prior written consent, which may be granted or withheld in our sole discretion.

                Very truly yours,

SCHEDULE A

SPECIFIED AGREEMENTS

1. Eighth Amended & Restated Agreement of Limited Partnership of Rexford Industrial Realty, L.P., dated March 17, 2022

2. Registration Rights Agreement, dated July 24, 2013, among Rexford Industrial Realty, Inc. and the persons named therein

3. Form of Indemnification Agreement between Rexford Industrial Realty, Inc. and its directors and officers

4. Tax Matters Agreement, dated July 24, 2013, by and among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., and each partner set forth in Schedule I, Schedule II and Schedule III thereto

5. The Loan Assumption Agreement dated as of November 8, 2013 between Gilbert LaPalma Properties, LLC, and Rexford Industrial-Gilbert LaPalma, LLC, and American Security Insurance Company, as Lender

6. Note Purchase and Guarantee Agreement, dated July 16, 2015, by and among Rexford Industrial Realty, L.P., as the Issuer, Rexford Industrial Realty, Inc., as the Parent Guarantor, and each of the purchasers party thereto, as amended by that certain First Amendment to Note Purchase and Guarantee Agreement, dated June 30, 2016, and that certain Second Amendment to Note Purchase and Guarantee Agreement, dated as of June 16, 2017, among Rexford Industrial Realty, L.P., Rexford Industrial Realty, Inc. and the purchasers named therein

7. Note Purchase and Guarantee Agreement, dated July 13, 2017, by and among Rexford Industrial Realty L.P., Rexford Industrial Realty, Inc. and the purchasers named therein

8. Second Modification Agreement, dated as of June 27, 2018, by and among RIF I—Don Julian, LLC, RIF I—Lewis Road, LLC, RIF I—Oxnard, LLC, RIF I—Walnut, LLC, Rexford Business Center – Fullerton, LLC, RIF III—Irwindale, LLC and Rexford Industrial – Madera Industrial, LLC, collectively as Borrower, Rexford Industrial Realty, Inc., as Guarantor, and Bank of America, N.A., as Lender

9. Note Purchase and Guarantee Agreement, dated July 16, 2019, by and among Rexford Industrial Realty L.P., as the Issuer, Rexford Industrial Realty, Inc., as the Parent Guarantor, and each of the purchasers party thereto

10. Fourth Amended and Restated Credit Agreement, dated as of May 26, 2022, among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other lenders named therein

11. Indenture, dated as of November 16, 2020, among Rexford Industrial Realty, L.P., as issuer, Rexford Industrial Realty, Inc., as guarantor, and U.S. Bank National Association, as trustee

12. First Supplemental Indenture, dated as of November 16, 2020, among Rexford Industrial Realty, L.P., as issuer, Rexford Industrial Realty, Inc., as guarantor, and U.S. Bank National Association, as trustee

13. Second Supplemental Indenture, dated as of August 9, 2021, among Rexford Industrial Realty, L.P., as issuer, Rexford Industrial Realty, Inc., as guarantor, and U.S. Bank National Association, as trustee

14. Forward Confirmation, dated as of August 5, 2022, between Rexford Industrial Realty, Inc. and Wells Fargo Bank, N.A., as dealer

15. Forward Confirmation, dated as of August 22, 2022, between Rexford Industrial Realty, Inc. and Truist Bank, as dealer

16. Forward Confirmation, dated as of November 1, 2022, between Rexford Industrial Realty, Inc. and Jefferies LLC, as dealer

Exhibit A-2

November [ • ], 2022

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

As Underwriters

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

As Forward Sellers

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

A-2-1

Bank of America, N.A.

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

JPMorgan Chase Bank, National Association

New York Branch

383 Madison Avenue

New York, New York 10179

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

As Forward Purchasers

Re: Rexford Industrial Realty, Inc.

To the addressees set forth above:

We have acted as special counsel to Rexford Industrial Realty, Inc., a Maryland corporation (the “Company”), in connection with (i) the Underwriting Agreement, dated November 10, 2022 (the “Underwriting Agreement”), by and among the Company and Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Operating Partnership”), and each of Goldman Sachs & Co. LLC (“Goldman”), BofA Securities, Inc. (“BofA”), J.P. Morgan Securities LLC (“JPM”) and Mizuho Securities USA LLC (“Mizuho”), as underwriters (collectively, the “Underwriters”), and each of Goldman, BofA, JPM and Mizuho as sellers of the Borrowed Shares (as defined below) (the “Forward Sellers”), and each of Goldman, Bank of America, N.A., JPMorgan Chase Bank, National Association and Mizuho Markets Americas LLC, in their capacities as purchaser of the Confirmation Shares (as defined below) (collectively, the “Forward Purchasers”), relating to the sale by the Forward Sellers to the Underwriters of [ • ] shares (the “Borrowed Shares” and, together with any Company Shares (as defined in the Underwriting Agreement), the “Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”) pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 6, 2020 (Registration No. 333-249932) (as so filed and as amended, the “Registration Statement”), a base prospectus dated November 6, 2020 (the “Base Prospectus”), a preliminary prospectus supplement dated November 10, 2022 (the “Preliminary Prospectus Supplement,” and together with the Base Prospectus, the “Preliminary Prospectus”), the information set forth on Schedule B-1 to the Underwriting Agreement (the “Pricing Information Annex”), a prospectus supplement dated November 10, 2022 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”) and (ii) those certain letter agreements, each dated November 10, 2022 (collectively, the “Forward Sale Agreements”) by and between the Company and each of the Forward Purchasers, pursuant to which the Company has agreed to issue, sell and deliver, and the Forward Purchasers have severally agreed to purchase (subject to the Company’s right to elect cash settlement or net share settlement in accordance with the terms therein), up to [ • ] Confirmation Shares in the aggregate, subject to adjustment as set forth therein. The shares of Common Stock issuable by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements are referred to herein as the “Confirmation Shares.” The reports and proxy and registration statements filed by the Company with the Commission and, in each case giving effect to Rule 412 under the Act, incorporated in the Registration Statement, the Preliminary Prospectus or the Prospectus by reference are herein called the “Incorporated Documents.” References herein to the Registration Statement, the Preliminary Prospectus or the Prospectus exclude the Incorporated Documents. This letter is being delivered to you pursuant to Section 6(b) of the Underwriting Agreement.

A-2-2

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus or the Incorporated Documents (except to the extent expressly set forth in our letter to you of even date with respect to certain tax matters) and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special counsel to the Company in connection with the preparation by the Company of the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex and the Prospectus, we reviewed the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus and the Incorporated Documents and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives and your counsel, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex and the Prospectus (and portions of certain of the Incorporated Documents) and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•

the Registration Statement, at the time it became effective on November 10, 2022, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•

the Preliminary Prospectus, as of 6:30 p.m., New York City time, on November 10, 2022 (together with the Incorporated Documents at that time), when taken together with the Pricing Information Annex, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

A-2-3

•

the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus or the Incorporated Documents.

This letter is furnished only to you in your respective capacities as (i) Underwriters under the Underwriting Agreement, (ii) Forward Sellers under the Underwriting Agreement and (iii) Forward Purchasers under the Underwriting Agreement and Forward Sale Agreements, as applicable, and is solely for the benefit of you in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by any of you or them for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Shares or Confirmation Shares or any interest therein from any Underwriter, Forward Seller or Forward Purchaser) without our prior written consent, which may be granted or withheld in our sole discretion.

                             Sincerely,

A-2-4

Exhibit B

FORM OF OPINION OF COMPANY’S TAX COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 6(c)

November [ • ], 2022

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

As Underwriters

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

As Forward Sellers

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Bank of America, N.A.

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

JPMorgan Chase Bank, National Association

New York Branch

383 Madison Avenue

New York, New York 10179

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

As Forward Purchasers

Re: Rexford Industrial Realty, Inc.

To the addressees set forth above:

We have acted as tax counsel to Rexford Industrial Realty, Inc., a Maryland corporation (the “Company”), in connection with (i) the Underwriting Agreement, dated November [10], 2022 (the “Underwriting Agreement”), by and among the Company and Rexford Industrial Realty, L.P., a Maryland limited partnership, and each of Goldman Sachs & Co. LLC (“Goldman”), BofA Securities, Inc. (“BofA”), J.P. Morgan Securities LLC (“JPM”) and Mizuho Securities USA LLC (“Mizuho”), as underwriters (collectively, the “Underwriters”), and each of Goldman, BofA, JPM and Mizuho as sellers of the Borrowed Shares (as defined below) (the “Forward Sellers”), and each of Goldman, Bank of America, N.A., JPMorgan Chase Bank, National Association and Mizuho Markets Americas LLC, in their capacities as purchasers of the Confirmation Shares (as defined below) (collectively, the “Forward Purchasers”), relating to the sale by the Forward Sellers to the Underwriters of [ • ] shares (the “Borrowed Shares” and, together with any Company Shares (as defined in the Underwriting Agreement), the “Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”) pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission (the “Commission”) on November 6, 2020 (Registration No. 333-249932) (as so filed and as amended, the “Registration Statement”), a base prospectus dated November 6, 2020 (the “Base Prospectus”), a preliminary prospectus supplement dated November 10, 2022 (together with the Base Prospectus, the “Preliminary Prospectus”), a prospectus supplement dated November 10, 2022 (together with the Base Prospectus, the “Prospectus”) and (ii) those certain letter agreements, each dated November 10, 2022 (collectively, the “Forward Sale Agreements”) by and between the Company and each of the Forward Purchasers, pursuant to which the Company has agreed to issue, sell and deliver, and the Forward Purchasers have severally agreed to purchase (subject to the Company’s right to elect cash settlement or net share settlement in accordance with the terms therein), up to [ • ] Confirmation Shares in the aggregate, subject to adjustment as set forth therein. The shares of Common Stock issuable by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements are referred to herein as the “Confirmation Shares.” The reports and proxy and registration statements filed by the Company with the Commission and incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus are herein called the “Incorporated Documents.” References herein to the Registration Statement, the Preliminary Prospectus or the Prospectus exclude the Incorporated Documents. This letter is being delivered to you pursuant to Section [6(c)] of the Underwriting Agreement.

You have requested our opinion concerning certain of the federal income tax considerations relating to the Company. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus concerning the business, assets and governing documents of the Company and its subsidiaries. We have also been furnished with, and with your consent have relied upon, certain representations made by the Company and its subsidiaries with respect to certain factual matters through a certificate of an officer of the Company, dated as of the date hereof (the “Officer’s Certificate”).

In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. For the purposes of our opinion, we have not made an independent investigation or audit of all of the facts set forth in the above referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us that are qualified as to knowledge or belief, without regard to such qualification. No facts have come to our attention that would cause us to question the truth and accuracy of such representations and statements. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein only as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws or the laws of any state or other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on such facts, and subject to the qualifications, assumptions, representations and limitations set forth herein, we hereby confirm that:

1. Commencing with its taxable year ended December 31, 2013, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

2. The statements set forth in the Base Prospectus under the caption “U.S. Federal Income Tax Considerations,” insofar as they purport to describe or summarize certain provisions of the statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. Also, any variation or difference in the facts from those set forth in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Officer’s Certificate may affect the conclusions stated herein. As described in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that the actual results of the Company’s operation for any particular taxable year will satisfy such requirements. In addition, the opinion set forth above does not foreclose the possibility that the Company may have to pay a deficiency dividend, or an excise or penalty tax, which could be significant in amount, in order to maintain its REIT qualification.

This letter is furnished only to you in your respective capacities as (i) Underwriters under the Underwriting Agreement, (ii) Forward Sellers under the Underwriting Agreement and (iii) Forward Purchasers under the Underwriting Agreement and Forward Sale Agreements, as applicable, and is solely for the benefit of you in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by any of you or them for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Shares or Confirmation Shares or any interest therein from any Underwriter, Forward Seller or Forward Purchaser) without our prior written consent, which may be granted or withheld in our sole discretion.

                     Sincerely,

Exhibit C

[VENABLE LLP LETTERHEAD]

[DRAFT]

November [__], 2022

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

As Forward Sellers and Underwriters

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Bank of America, N.A.

One Bryant Park

New York, New York 10036

J.P. Morgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC, as agent

1271 Avenue of the Americas

New York, New York 10020

As Forward Purchasers

Re:	Rexford Industrial Realty, Inc.

Ladies and Gentlemen:

We have served as Maryland counsel to Rexford Industrial Realty, Inc., a Maryland corporation (the “Company”), and Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Operating Partnership”), in connection with certain matters of Maryland law arising out of (a) the offering and sale of [ • ] shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), pursuant to the Underwriting Agreement, dated November [ • ], 2022 (the “Underwriting Agreement”), among the Company, the Operating Partnership, the Forward Sellers (as defined in the Underwriting Agreement), the Forward Purchasers (as defined in the Underwriting Agreement) and Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC (collectively, the “Underwriters”), [including [ • ] Shares to be offered and sold pursuant to the exercise by the Underwriters of an option to purchase additional shares of Common Stock,]1 and (b) the issuance and delivery by the Company of up to [ • ] shares of Common Stock (the “Confirmation Shares”) upon settlement of [ • ] letter agreements, each dated November [ • ], 2022, [and [ • ] letter agreements, each dated November [ • ], 2022,] ([collectively,] the “Forward Sale Agreements”) between the Company and each of the Forward Purchasers. Pursuant to the Underwriting Agreement, the Company will issue and sell to the Underwriters any Shares (if and to the extent so issued and sold by the Company, the “Company Shares”) that the Forward Sellers do not sell and deliver to the Underwriters. This firm did not participate in the negotiation or drafting of the Underwriting Agreement or the Forward Sale Agreements. This opinion is being delivered to you pursuant to Section [ • ] of the Underwriting Agreement.

In connection with our representation of the Company and the Operating Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement on Form S-3 (Registration No. 333-249932) of the Company, and all amendments thereto (the “Registration Statement”), in the form in which it was filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”);

2. The Company’s Prospectus, dated November 6, 2020 (the “Base Prospectus), as supplemented by the Company’s Preliminary Prospectus Supplement, dated November 10, 2022 (together with the Base Prospectus and the information included on Schedule B-1 to the Underwriting Agreement, the “General Disclosure Package”), and the Company’s Prospectus Supplement, dated November [ • ], 2022 (together with the Base Prospectus, the “Prospectus”), with respect to the offering and sale of the Shares (the “Offering”), each in the form in which it was filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act;

3. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4. The Fourth Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

5. The Certificate of Limited Partnership of the Operating Partnership, as amended (the “Certificate”), certified by the SDAT;

[1]	Opinion coverage of shoe shares to be included if issued at closing.

6. The Eighth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated March 17, 2022 (the “Partnership Agreement”), among the Company, as general partner, and the persons from time to time party thereto as limited partners, certified as of the date hereof by an officer of the Company;

7. Certificates of the SDAT as to the good standing of the Company and the Operating Partnership, each dated as of a recent date;

8. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”), and a duly authorized committee thereof, relating to, among other matters, (a) the offering and sale of the Shares, (b) the issuance and sale of the Company Shares and the issuance and delivery of the Confirmation Shares and (c) the Partnership Agreement, the Underwriting Agreement and the Forward Sale Agreements, certified as of the date hereof by an officer of the Company;

9. The Underwriting Agreement;

10. The Forward Sale Agreements;

11. The form of specimen Common Stock certificate (the “Form Certificate”), certified as of the date hereof by an officer of the Company;

12. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “10-K”), in the form filed with the Commission on February 17, 2022, pursuant to the Securities Exchange Act of 1934, as amended;

13. The Company’s Current Report on Form 8-K (the “Form 8-K”), in the form filed with the Commission on March 21, 2022.

14. A certificate executed by an officer of the Company, dated as of the date hereof; and

15. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company and the Operating Partnership) is duly authorized to do so.

3. Each of the parties (other than the Company and the Operating Partnership) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of each such party set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The Company Shares and the Confirmation Shares will not be issued or transferred in violation of the restrictions or limitations contained in Article VI of the Charter.

6. Upon the issuance of any Confirmation Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and is in good standing with the SDAT.

2. The Company has the corporate power to own, lease and operate its properties, and to conduct its business, as described in the General Disclosure Package and the Prospectus under the heading “The Company” and in the 10-K under the heading “Item 1. Business,” and to enter into and perform its obligations under the Underwriting Agreement and the Forward Sale Agreements.

3. The Operating Partnership has been duly formed and is validly existing as a limited partnership under the laws of the State of Maryland and is in good standing with the SDAT.

4. The Operating Partnership has the limited partnership power to own, lease and operate its properties, and to conduct its business, as described in the General Disclosure Package and the Prospectus under the heading “The Company” and in the 10-K under the heading “Item 1. Business,” and to enter into and perform its obligations under the Underwriting Agreement.

5. As of the date hereof, the Company has the authority to issue up to 489,950,000 shares of Common Stock and 10,050,000 shares of Preferred Stock, $0.01 par value per share, of which 3,000,000 shares are classified as 5.875% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share, and 3,450,000 shares are classified as 5.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share.

6. The issuance, sale and delivery of the Company Shares pursuant to the Underwriting Agreement have been duly authorized by all necessary corporate action on the part of the Company, and, when and if issued and sold by the Company to and paid for by the Underwriters pursuant to the Underwriting Agreement, the Company Shares will be validly issued, fully paid and nonassessable, and no holder of the Company Shares is or will be subject to personal liability solely by reason of being such a holder.

7. The issuance and delivery of the Confirmation Shares by the Company pursuant to the Forward Sale Agreements have been duly authorized by all necessary corporate action on the part of the Company, and, when and if issued and delivered by the Company to and paid for by the Forward Purchasers pursuant to the Forward Sale Agreements, the Confirmation Shares will be validly issued, fully paid and nonassessable, and no holder of the Confirmation Shares will be subject to personal liability solely by reason of being such a holder.

8. The issuance, sale and/or delivery of the Company Shares and the Confirmation Shares pursuant to the Underwriting Agreement and the Forward Sale Agreements, as applicable, are not subject to any preemptive or other similar rights of any securityholder of the Company arising under the Maryland General Corporation Law (the “MGCL”), the Charter or the Bylaws.

9. The execution and delivery by each of the Company and the Operating Partnership of the Underwriting Agreement, and the execution and delivery by the Company of the Forward Sale Agreements, have been duly authorized by all necessary corporate action on the part of the Company and all necessary limited partnership action on the part of the Operating Partnership, respectively.

10. Each of the Company and the Operating Partnership has duly executed and delivered the Underwriting Agreement. The Company has duly executed and delivered the Partnership Agreement and the Forward Sale Agreements. The Partnership Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

11. The Form Certificate used or to be used to represent any certificated Shares or Confirmation Shares complies in all material respects with the MGCL, the Charter and the Bylaws.

12. The information in the General Disclosure Package and the Prospectus, under the headings “Description of Common Stock,” “Description of Preferred Stock,” “Restrictions on Ownership and Transfer,” “Description of the Partnership Agreement of Rexford Industrial Realty, L.P.”, as modified by the Form 8-K, and “Material Provisions of Maryland Law and of Our Charter and Bylaws” and in Item 15 of Part II of the Registration Statement, to the extent that it constitutes summaries of Maryland law, the Charter, the Bylaws, the Certificate or the Partnership Agreement, has been reviewed by us and, except as stated in paragraph 5 above, is correct in all material respects.

13. Except for such consents, approvals, authorizations, orders, registrations or filings, if any, as may be required under the securities laws of the State of Maryland, as to which we express no opinion, no consent, approval, authorization or other order of, or registration or filing with, any governmental authority or agency of the State of Maryland is required in connection with the due authorization, execution and delivery by the Company or the Operating Partnership of the Underwriting Agreement or the execution and delivery by the Company of the Forward Sale Agreements or the offering, issuance, sale and/or delivery of the Company Shares and the Confirmation Shares by the Company pursuant to the Underwriting Agreement or the Forward Sale Agreements, as applicable.

14. The execution and delivery by the Company and the Operating Partnership of the Underwriting Agreement, the execution and delivery by the Company of the Forward Sale Agreements, the consummation by each of the Company and the Operating Partnership of the transactions contemplated by the Underwriting Agreement, the Forward Sale Agreements and the General Disclosure Package and the Prospectus under the heading “Use of Proceeds” (including the offering and sale of the Shares, the issuance and sale and/or delivery of the Confirmation Shares and the use of the proceeds therefrom as described in the General Disclosure Package and the Prospectus under the heading “Use of Proceeds”), and the compliance by the Company and the Operating Partnership with their respective obligations under the Underwriting Agreement and the Forward Sale Agreements, as applicable, do not and will not result in any violation of (a) the Charter, the Bylaws, the Certificate or the Partnership Agreement or (b) any Maryland statute, regulation or rule to which the Company or the Operating Partnership, or any of their respective properties, may be subject.

15. The Board, or a duly-authorized committee thereof, has duly adopted resolutions reserving up to the maximum number of authorized but unissued shares of Common Stock as may be issuable pursuant to the Forward Sale Agreements.

In addition to the assumptions and qualifications set forth above, and without limiting the generality of such assumptions and qualifications, the opinion expressed in the last sentence of paragraph 10 above is also subject to the following:

(i) Enforceability is subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, the doctrine of commercial reasonableness, general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

(ii) We express no opinion as to the availability of specific performance or injunctive relief in any proceeding to enforce, or declare valid and enforceable, any provision of the Partnership Agreement.

(iii) We express no opinion with respect to the legality, validity, binding effect or enforceability of, or the compliance with any applicable law of, any provision of the Partnership Agreement (a) purporting to confer jurisdiction upon any court to hear or resolve any suit, action or proceeding seeking to enforce any provision of or based upon any matter arising out of or in connection with the Partnership Agreement, (b) under which any party consents to service of process or (c) purporting to be a waiver of the right to a jury trial.

(iv) Enforceability may be limited to the extent that remedies are sought with respect to a breach that a court concludes is not material or does not adversely affect the parties seeking enforcement and we express no opinion with respect thereto.

(v) Enforceability may be limited by any unconscionable or inequitable conduct upon the part of any party, defenses arising from the failure of any party to act in accordance with the terms and conditions of the Partnership Agreement, defenses arising as a consequence of the passage of time or defenses arising as a result of any party’s failure to act reasonably or in good faith and we express no opinion with respect thereto.

(vi) We express no opinion with respect to the legality, validity, binding effect or enforceability of, or the compliance with any applicable law of, any provision of the Partnership Agreement providing for (a) indemnification on the part of any person, (b) contribution with respect to liability on the part of any person or (c) the limitation of liability of any person, to the extent that such indemnification, contribution or liability limitation is contrary to public policy or law.

(vii) Enforceability of provisions of the Partnership Agreement relating to distributions to be made to partners of the Operating Partnership may be limited by laws affecting the power or right to authorize, declare, make or receive distributions and we express no opinion with respect thereto.

(viii) We express no opinion with respect to the legality, validity, binding effect or enforceability of, or the compliance with any applicable law of, any provision of the Partnership Agreement that states that the provisions of such document are severable.

(ix) We express no opinion with respect to the legality, validity, binding effect or enforceability of, or the compliance with any applicable law of, any provision of the Partnership Agreement that (a) would require the Company or the Operating Partnership to take any particular action after the date hereof which by law could only be undertaken upon the approval of the Board (or any committee thereof), the stockholders of the Company or the general or limited partners of the Operating Partnership, as applicable, or (b) would require the Board (or any committee thereof), the stockholders of the Company or the general or limited partners of the Operating Partnership, as applicable, or any person or entity other than the Company or the Operating Partnership, to take, or to refrain from taking, any particular action after the date hereof.

(x) We express no opinion with respect to the legality, validity, binding effect or enforceability of, or the compliance with any applicable law of, any provision of the Partnership Agreement that would require the Company or the Operating Partnership to take any particular action after the date hereof which could only be undertaken upon the consent of a third party.

(xi) We express no opinion with respect to the legality, validity, binding effect or enforceability of, or the compliance with any applicable law of, any provision of the Partnership Agreement permitting modifications of the Partnership Agreement only if in writing.

(xii) We express no opinion as to (a) the interpretation of such terms as “reasonable,” “material,” “material adverse effect,” “good faith,” “best efforts,” “reasonable best efforts,” “commercially reasonable efforts,” “reasonable actions,” “prompt,” “customary terms and conditions,” “timely” or “endeavor,” or any similar terms or any variation thereof or (b) any matter dependent on the interpretation of any such terms.

(xiii) We express no opinion as to the legality, validity, binding effect or enforceability of, or the compliance with any applicable law of, of any provision of the Partnership Agreement, the performance of which by the Company or the Operating Partnership would be prohibited by federal law or the law of any state other than Maryland or the rules of a securities exchange.

(xiv) We express no opinion as to the legality, validity, binding effect or enforceability of, or the compliance with any applicable law of, of any provision of the Partnership Agreement by any person not a party to such document.

(xv) We express no opinion with respect to the legality, validity, binding effect or enforceability of, or the compliance with any applicable law of, of any provision of the Partnership Agreement that purports to establish the governing law of such agreement.

(xvi) We express no opinion with respect to the legality, validity, binding effect or enforceability of, or the compliance with any applicable law of, any provision of the Partnership Agreement that purports to eliminate, modify or reduce the fiduciary duties of the Company, in its capacity as the general partner of the Operating Partnership.

With respect to the enforceability of any provision of the Partnership Agreement that provides that a general partner does not have the right to withdraw as a general partner of the Operating Partnership, we note that a general partner may withdraw from the Operating Partnership at any time by giving written notice to the other partners of the Operating Partnership; provided, however, that, if the withdrawal violates the Partnership Agreement, the Operating Partnership may recover from the withdrawing general partner damages for breach of the Partnership Agreement and offset the damages against the amount otherwise distributable to the withdrawing general partner.

With respect to the enforceability of any provision of the Partnership Agreement relating to the dissolution of the Operating Partnership, we note that the circuit court of the county in which the principal office of the Operating Partnership is located, on cause shown, may wind up the Operating Partnership’s affairs on application of any partner or assignee of such partner.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning United States federal law or the laws of any other jurisdiction. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Our opinion expressed in paragraph 13 above is based upon our consideration of only those consents, approvals, authorizations or orders of, or registrations or filings with, any governmental authority or agency of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement or the Forward Sale Agreements. Our opinion expressed in paragraph 14(b) above is based upon our consideration of only those statutes, regulations or rules of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, the Forward Sale Agreements and the General Disclosure Package and the Prospectus under the heading “Use of Proceeds”. We have assumed that, on the date hereof, any proceeds to be used for unspecified general corporate purposes will be invested in interest-bearing accounts and short-term, interest-bearing securities, and our opinion set forth in paragraph 14 does not address the application of such proceeds after the date hereof. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for your benefit in connection with the Offering. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent, except that, without the necessity for any such consent, this opinion may be relied upon by (i) Latham & Watkins, LLP, counsel to the Company and the Operating Partnership, (ii) Hunton Andrews Kurth LLP, counsel to the Underwriters, and (iii) Sidley Austin LLP, counsel to the Forward Purchasers, in each case, in connection with its opinion, dated as of the date hereof, with respect to the Offering, as if it were addressed to such party and had been delivered to it on the date hereof.

Very truly yours,

Exhibit D

REXFORD INDUSTRIAL REALTY, INC.

CERTIFICATE OF CHIEF FINANCIAL OFFICER

[●], 2022

I, Laura Clark, the duly qualified and elected Chief Financial Officer (“CFO”) of Rexford Industrial Realty, Inc., a Maryland corporation (the “Company”), do hereby certify, as of the date first written above that, in such capacity and on behalf of the Company, for itself and in its capacity as the sole general partner of Rexford Industrial Realty, L.P., a Maryland limited partnership and the Company’s operating partnership (the “Operating Partnership”) pursuant to the Underwriting Agreement, dated as of November [●], 2022 (the “Underwriting Agreement”), among the Company and the Operating Partnership, the Underwriters, the Forward Sellers and the Forward Purchasers, that:

1.	I am providing this certificate in connection with the offering (the “Offering”) of the Company’s shares of common stock, $0.01 par value per share, pursuant to the Underwriting Agreement.

2.

I have reviewed and supervised the preparation of the financial statements and other financial data included in the Registration Statement, Prospectus and the documents incorporated by reference therein, as of the date hereof.

3.

In connection with the drafting of the General Disclosure Package, I have reviewed the circled information contained on the attached Exhibit A (the “Circled Information”), which is included in the Registration Statement, Prospectus and the documents incorporated by reference therein. To the best of my knowledge after reasonable investigation, the Circled Information is true, correct and accurate, in each case, in all material respects.

This certificate is being furnished to the Underwriters, the Forward Sellers and the Forward Purchasers solely to assist them in conducting and documenting their investigation of the affairs of the Company and its subsidiaries in connection with the Offering. This certificate shall not be used, quoted or otherwise referred to without the prior written consent of the Company.

Capitalized terms used herein and not defined have the meanings ascribed to them in the Underwriting Agreement.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer’s Certificate on behalf of the Company as of the date first written above.

Very truly yours,

REXFORD INDUSTRIAL REALTY, INC.

By:
Name: Laura Clark
Title: Chief Financial Officer

Exhibit A

(Circled Information)

Exhibit E

FORM OF LOCKUP AGREEMENT

[•], 2022

[●]

[●]

Re: Proposed Public Offering by Rexford Industrial Realty, Inc.

Dear Sirs:

The undersigned, an [officer /director]2 of Rexford Industrial Realty, Inc., a Maryland corporation (the “Company”), understands that [●]and [●] (together with [●], the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and Rexford Industrial Realty, L.P. (the “Operating Partnership”) and the other parties thereto providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as an [officer/director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 30 days from the date of the Underwriting Agreement (the “Restricted Period”), the undersigned will not, without the prior written consent of the Underwriters, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Underwriters, provided that other than with respect to transfers pursuant to clauses (i), (v), (ix) and (x) below (1) the Underwriters receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

[2]	Delete or revise bracketed language as appropriate.

(i) to the Company pursuant to the exercise and issuance of options; provided that the undersigned does not voluntarily effect any public filing or report regarding such transfers;

(ii) as a bona fide gift or gifts or other dispositions by will or intestacy;

(iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein;

(iv) to an immediate family member, a partnership or limited liability company solely for the direct or indirect benefit of the undersigned or the immediate family member for the undersigned, provided that such immediate family member, partnership or limited liability company agrees to be bound in writing by the restrictions set forth herein;

(v) to a spouse, former spouse, child or other dependent pursuant to a domestic relations order or an order of competent jurisdiction; provided that the undersigned does not voluntarily effect any public filing or report regarding such transfers;

(vi) as a distribution to stockholders, partners or members of the undersigned;

(vii) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;

(viii) any transfer required under any benefit plans of the Company or the bylaws of the Company;

(ix) to the Company or the Operating Partnership, as required by participants in the Company’s Second Amended and Restated 2013 Incentive Award Plan in order to reimburse or pay federal income tax and withholding obligations in connection with vesting of restricted stock grants or long-term incentive units or performance units; provided that the undersigned does not voluntarily effect any public filing or report regarding such transfers;

(x) in connection with the exercise of any right of redemption with respect to outstanding common units, long-term incentive units or performance units; provided, however, that any shares of Common Stock issued upon such redemption shall be Lock-Up Securities for purposes of this agreement and shall not be further transferred except in accordance with this agreement; or

(xi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (x) above.

For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to enter into this lockup agreement, and nothing set forth in such disclosures is intended to suggest that any Underwriter is making such a recommendation.

This lockup agreement and any claim, controversy or dispute arising under or related to this lockup agreement shall be governed by, and construed in accordance with the laws of, the state of New York without regard to its choice of law provisions.

[Signature page follows.]

Very truly yours,

Signature:

Print Name:

E-4